UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2020

WOODWARD, INC.

(Exact name of Registrant as Specified in Its Charter)

DE	000-8408	36-1984010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1081 Woodward Way Fort Collins, Colorado		80524
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (970) 482-5811

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001455	WWD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities

On April 6, 2020, Woodward, Inc. (the “Company”) committed to a plan of termination (the “Termination Plan”) in response to the ongoing global economic challenges resulting from the coronavirus (COVID-19) pandemic and its impact on the Company’s business. The Termination Plan, which was predominantly implemented on April 8, 2020, involves the termination of employees and contractors at certain of the Company’s operating facilities, primarily in the U.S. As a result of the Termination Plan, the Company anticipates that it will incur approximately $13 million of restructuring and related charges related to employee severance and benefits costs as of June 30, 2020, with the majority of the cash expenditures being paid by June 30, 2020.

Separately, as part of its recently announced responsive actions to the COVID-19 pandemic, the Company is implementing certain additional measures for the duration of 2020, as well as other, more temporary, measures. The measures for 2020 include a reduction in work hours for certain employees globally and company-wide overtime restrictions (collectively, the “Work Reductions”), as well as a hiring freeze, a company-wide wage freeze, a reduction of officers’ salaries and directors’ base retainers, and the elimination of annual bonus payments. The more temporary measures involve various furloughs of employees (the “Employee Furloughs”), primarily at its aerospace fuel systems and controls facilities in Loves Park, Illinois that is expected to last up to approximately eight weeks.

The Termination Plan has resulted in a decrease, on a full-time employee (“FTE”) equivalent basis, of approximately 11% of the Company’s total workforce. The Work Reductions will result, for the remainder of 2020, in a further incremental reduction of the Company’s workforce of approximately 4%, also on an FTE-equivalent basis. Thus, the Company anticipates a combined workforce reduction of approximately 15% on an FTE-equivalent basis for the remainder of 2020. Due to their more temporary nature, the Employee Furloughs are not included in these workforce reduction calculations.

The Company continues to evaluate additional actions as may be necessary related to the ongoing economic challenges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WOODWARD, INC.

Date: April 10, 2020	By:	/s/ A. Christopher Fawzy
A. Christopher Fawzy
Corporate Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

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